UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[x]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-12

                              HERCULES INCORPORATED
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               (Name of Registrant as Specified In Its Charter)



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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

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      3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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[The following communication was sent on June 26, 2003 to Hercules employees.]

Informational Update on Issues Arising from the Proxy Contest

June 26, 2003

In connection with the ongoing proxy contest, I understand that employees and retirees have been receiving phone calls and correspondence from representatives of the opposition that may raise questions about the status of Hercules' pension plan.

The purpose of this communication is to reassure you that the Company is committed to maintaining the viability of the pension plan for employees and retirees, as evidenced by the $97 million contribution we made to our pension funds in 2002. We will further improve pension funding by contributing approximately $40 million each year over the next six or seven years. Although we are not legally required to make contributions at this time, we think it is both morally right and prudent business practice.

As I have discussed in town hall meetings and in previous letters to employees, and as we state in our definitive proxy statement, Hercules' pension plans, like many other public company pension plans, experienced a drop in pension plan reserves due to a three-year decline in equity markets combined with interest rates at 40-year lows. Prior to that, our pension plan was self-funding and had a surplus from 1986 through 2001.

Our pension asset allocation is consistent with that of the vast majority of U.S. corporations and, in fact, our U.S. pension fund outperformed the benchmark for such portfolios over the 1, 2, 3, 5 and 10 year periods ended December 31, 2002.

Please be assured that paying our employees and retirees the pension to which they are entitled is a top priority and commitment for me.

On another topic, we have heard that there is confusion among employees who own shares of the Company over this year's proxy cards. Please note that, unlike previous years, this year's Hercules proxy card is GOLD, while the opponent's card is WHITE. Therefore, if you vote on a GOLD proxy card, you will vote for Hercules' nominees; if you vote on a WHITE proxy card, you will vote for the opponent's nominees.

I hope this clears up any confusion on these issues.

I am heartened by and thank you for the letters and calls I have received expressing your support.


/s/ William H. Joyce
Chairman and CEO